UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: March 19, 2002

THE DIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization) 15501 NORTH DIAL BOULEVARD SCOTTSDALE, ARIZONA (Address of Principal Executive Offices)	51-0374887 (I.R.S. Employer Identification No.) 85260-1619 (Zip Code)

Registrant's Telephone Number, Including Area Code (480) 754-3425

Item 5. Other Events.

On March 19, 2002, Dial issued a press release announcing that Chairman, President and CEO, Herbert M. Baum, and Executive Vice President and CFO, Conrad A. Conrad will present to investors at the Merrill Lynch 15th Annual Global Branded Consumer Products Conference. This release also announced that Dial believes that its first quarter 2002 earnings estimates will exceed current Street estimates as reported by First Call, excluding the effect of the change in accounting principle that will result in an approximate $43 million impairment charge for Argentina in the first quarter. A copy of the press release is filed herewith as Exhibit 99.

Item 7. Exhibits.

(e)	Exhibits

(99) Press Release of the Company dated March 19, 2002

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Dial Corporation
March 19, 2002

/s/ Conrad A. Conrad
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99	Press Release of the Company dated March 19, 2002